Exhibit 10.8

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

FOR CERTAIN TRANSFERRED EMPLOYEES

OF LOCKHEED MARTIN CORPORATION

(Effective December 31, 2008)

ARTICLE I

PURPOSES OF THE PLAN

The purposes of the Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Martin Corporation (the “Plan”) are:

(a)	to provide an additional retirement benefit for certain employees whose regular retirement benefits have been limited as a result of employment service at a Lockheed Martin company that does not have a Qualified Pension Plan; and

(b)	to provide an additional retirement benefit for certain employees hired on or after January 1, 2006 (January 1, 2007 for KAPL, Inc.) at a Lockheed Martin company that has a Qualified Pension Plan that is frozen to new participants as of such date; and

(c)	to provide the above employees with those benefits that cannot be paid from the tax-qualified plans of Lockheed Martin Corporation and its subsidiaries because of the limitations on contributions and benefits contained in Internal Revenue Code sections 415 and 401(a)(17).

The following plans and predecessor plans were amended, restated and merged to form this Plan, effective July 1, 2004:

1.	Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Martin Corporation (formerly known as the Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Corporation)

2.	Incentive Retirement Benefit Plan for Certain Executives of Lockheed Martin Corporation (formerly known as the Incentive Retirement Benefit Plan for Certain Executives of Lockheed Corporation)

The Plan was amended and restated, effective January 1, 2005, in order to comply with the requirements of Code section 409A. The 2005 amendment and restatement of the Plan applied only to the portion of a Participant’s benefit that accrued on or after January 1, 2005. The portion of a Participant’s benefit that accrued prior to January 1, 2005 shall be governed by the terms of the Plan in effect on December 31, 2004, attached as Appendix A. The Plan was amended and restated, effective June 26, 2008, in order to clarify certain provisions in accordance with the final Treasury Regulations issued under Code section 409A and to make other clarifications with respect to eligibility and benefits. The Plan is hereby amended and restated effective December 31, 2008 to order to make further clarifications in accordance with the final Treasury Regulations issued under Code section 409A and to make other administrative clarifications.

ARTICLE II

DEFINITIONS

Unless the context indicates otherwise or the term is defined below, all terms shall be defined in accordance with the Lockheed Martin Corporation Salaried Employee Retirement Program:

1.	ACTUARIAL EQUIVALENT — The Actuarial Equivalent shall mean a benefit which has the equivalent value computed using the interest rate which would be used by the Pension Benefit Guaranty Corporation to determine the present value of an immediate lump sum distribution on termination of a pension plan, as in effect on first day of the month of termination of employment plus one percent (1%), and the 1983 Group Annuity Mortality Table with sex distinction; provided that for Years beginning on or after January 1, 2011, in no event shall the interest rate plus 1% exceed 7% or be less than 4%.

2.	BENEFICIARY — The Beneficiary of a Participant shall be (a) the Participant’s Spouse or (b) if there is no Spouse surviving the Participant, the Participant’s estate.

3.	BOARD — The Board of Directors of Lockheed Martin Corporation.

4.	CODE — The Internal Revenue Code of 1986, as amended.

5.	COMMITTEE — The committee described in Section 1 of Article VIII.

6.	COMPANY — Lockheed Martin Corporation and its Subsidiaries.

7.	ELIGIBLE EMPLOYEE — An employee of the Company who meets the eligibility criteria in Section 1 of Article III or Section 1 of Article IV, and who satisfies such additional requirements for participation in this Plan as the Committee may from time to time establish. The Lockheed Martin Pension Plans Administrative Committee (the “Pension Committee”) shall interpret the participation requirements established by the Committee for all Participants except elected officers subject to Section 16(b) of the Securities and Exchange Act of 1934. Determinations of participation requirements for elected officers shall be made by the Committee.

8.	GRANDFATHERED 2004 BENEFIT — The benefit calculated under the terms of the Plan in effect prior to January 1, 2005 (attached as Appendix A), determined as if the Participant had terminated from employment on December 31, 2004 (or the Participant’s actual termination date, if earlier).

9	PARTICIPANT — An Eligible Employee who meets the requirements for participation contained in Article III or Article IV; the term shall include a former employee and survivors/beneficiaries whose benefit has not been fully distributed. A Participant shall cease to be an active Participant upon termination of employment, when he ceases to be an Eligible Employee, or when he ceases to meet the requirements for participation as amended from time to time.

10.	QUALIFIED PENSION PLAN — The Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees, the Lockheed Martin Corporation Retirement Income Plan and the Lockheed Martin Corporation Retirement Income Plan III, or any successor plans.

11.	PLAN — The Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Martin Corporation, or any successor plan.

12.	SUBSIDIARY — As to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporation), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

13.	YEAR — The calendar year.

ARTICLE III

TRANSFER BENEFITS

1. Eligibility. Benefits pursuant to this Article III are available to employees of the Company who:

(a)	are Members of the Qualified Pension Plan, and

(i)	are transferred to a Participating Company that does not have a Qualified Pension Plan, and

(ii)	are identified by such Participating Company as a key employee at the time of such transfer, and

(iii)	are designated in writing by the Committee as a Participant in this Plan;

(b)	effective January 1, 2006 (January 1, 2007 for KAPL, Inc.), are not Members of the Qualified Pension Plan, and

(i)	are hired by a Participating Company on or after January 1, 2006 (or by KAPL, Inc. on or after January 1, 2007), and

(ii)	are Vice Presidents (Level 8) or above on their date of hire, or are promoted to Vice President (Level 8) after their date of hire, and

(iii)	are not hired by a Participating Company pursuant to the Company’s acquisition of an entity that does not sponsor a qualified defined benefit pension plan.

A “Participating Company” is a business unit designated in writing by the Committee as a unit participating in this Plan. A list of Participating Units is set forth in Schedule 1.

2. Amount of Benefit. The benefit that each Participant shall be entitled to receive under the Plan is the amount reasonably determined by the Company to be the difference between the Participant’s actual benefit, if any, under the Qualified Pension Plan and the benefits that would have been payable under that Plan, subject to the offset below, if:

(a)	the Qualified Pension Plan had determined pensionable earnings on a “mix and match” basis, as defined below;

(b)	the Participant’s period of employment service as a Participant at a Participating Company at which no Credited Service is earned was deemed to be years of Credited Service under the Qualified Pension Plan; and

(c)	the Participant’s benefit under the Qualified Pension Plan had not been limited by Code section 415 and/or Code section 401(a)(17).

If a Participant’s compensation under the Management Incentive Compensation Plan (“MICP”) is included in pensionable earnings under the Qualified Pension Plan, the Participant’s total pensionable earnings shall be determined on a “mix and match” basis. The Participant’s annual compensation earned under the MICP shall be calculated separately from other annual pensionable earnings. The average of the three (3) highest years of MICP compensation during the last 10 years shall be added to the average of the three (3) highest years of other pensionable earnings during the last 10 years to arrive at total final average pensionable earnings for the applicable period under the Qualified Pension Plan.

The above benefit (the “Transfer Benefit”) shall be offset by the benefits payable on behalf of the Participant under the Lockheed Martin Corporation Capital Accumulation Plan (the “Lockheed Martin CAP”) and under the Lockheed Martin Account Balance Retirement Plan (“ABRP”). In calculating the offset, the Participant’s total account balance from the Lockheed Martin CAP shall be converted into an annuity using the 1983 Group Annuity Mortality Table for males and shall be calculated as of the Participant’s termination of employment, using the

PBGC immediate interest rate for lump sums rate plus 1% and the Participant’s age on the date of distribution. If the Participant received any prior distributions from the Lockheed Martin CAP, the Transfer Benefit shall be reduced by the annuity value of the prior distribution, using the Lockheed Martin CAP distribution amount, the PBGC interest rate plus 1% and Participant’s age on the date of distribution. The Transfer Benefit is then reduced for the amount of the normal retirement benefit from the ABRP.

Combined benefits under this Article III, the Lockheed Martin CAP and the ABRP are intended to supplement the Participant’s actual benefit under the Qualified Pension Plan as necessary to provide the Participant with the full benefit the Participant would have received under the Qualified Pension Plan on a “mix and match” basis, without regard to the limitations of Code section 415 and Code section 401(a)(17), and with the special adjustments described above. To prevent duplication of benefits, the full benefit under the Qualified Pension Plan and the enhanced Transfer Benefit described above shall be calculated without reduction for Code section 415 and Code section 401(a)(17), then reduced by the benefit payable from the Qualified Pension Plan (without regard to the portion of such benefit attributable to employee contributions, if any), then reduced by the benefit payable from the Lockheed Martin CAP and ABRP, and then reduced by the 2004 Grandfathered Benefit, to the extent permissible under Code section 409A. The remainder of the benefit shall be paid from this Plan. Participants have no right to duplicate benefits with respect to the same period of service, and the Committee may make such adjustments to the benefits under this Plan as the Committee deems necessary to prevent duplication of benefits.

The benefit payable under this Article III shall be payable to the Participant or Beneficiary or any other person who is receiving or entitled to receive benefits with respect to the Participant under the Qualified Pension Plan.

If the benefits payable under the Qualified Pension Plan to any Participant are increased following the Participant’s retirement as a result of a general increase in the benefits payable to retired employees under that Plan, no such increase will be made under this Plan.

ARTICLE IV

INCENTIVE BENEFITS

1. Eligibility. Benefits pursuant to this Article IV are available to the employees described below. However, an employee who terminated employment with Lockheed Corporation prior to January 1, 1984, when eligible for a deferred retirement benefit under Section 5.03 of the Lockheed Retirement Plan for Certain Salaried Employees is not eligible to receive a benefit under this Article IV.

An employee or former employee of Lockheed Martin Corporation and its subsidiaries who:

(a)	is employed by a Lockheed Martin business unit that is not covered by a Qualified Pension Plan, and

(b)	is identified by such business unit as a key employee, and

(c)	at the time of eligibility for benefits is, or for any year during his or her last ten (10) years of service with Lockheed Martin Corporation was, a participant in the Lockheed Martin Corporation Management Incentive Compensation Plan (including the Deferred Management Incentive Compensation Plan of Lockheed Martin Corporation), or any incentive compensation plan of any subsidiary or affiliated corporation of Lockheed Martin Corporation which the Committee determines is a corresponding incentive plan; and

(d)	who has been specifically designated in writing by the Committee as a Participant; and

(e)	who is not eligible for a benefit under Article III of this Plan

2. Amount of Benefit.

A. Normal or Disability Retirement. The benefit payable under this Article IV to a Participant is the amount reasonably determined to be the difference between the Participant’s actual benefit under the Lockheed Martin Retirement Plan for Certain Salaried Employees (or such other Qualified Pension Plan as designated by the Committee (the “Designated Qualified Plan”) and the benefits that would have been payable under that Plan, subject to the offset below, if:

(a)	the Designated Qualified Plan had determined pensionable earnings on a “mix and match” basis, as defined below;

(b)	the Participant’s period of employment service as a Participant with the Company during which period no Credited Service is earned either because the Participant was not in a covered group or because of a limitation on Credited Service under the Qualified Pension, was deemed to be years of Credited Service under the Designated Qualified Pension Plan; and

(c)	the Participant’s benefit under the Designated Qualified Plan had not been limited by Code section 415 and/or Code section 401(a)(17).

If a Participant’s compensation under the Management Incentive Compensation Plan (“MICP”) is included in pensionable earnings under the Qualified Pension Plan, the Participant’s total pensionable earnings shall be determined on a “mix and match” basis. The Participant’s annual compensation earned under the MICP shall be calculated separately from other annual pensionable earnings. The average of the highest years of MICP compensation shall be added to the average of the highest years of other pensionable earnings to arrive at total final average pensionable earnings for the applicable period under the Qualified Pension Plan.

The above benefit (the “Incentive Benefit”) shall be offset by the benefits payable on behalf of the Participant under the Lockheed Martin Corporation Capital Accumulation Plan (the “Lockheed Martin CAP”) and under the Lockheed Martin Account Balance Retirement Plan (“ABRP”). In calculating the offset, the Participant’s total account balance from the Lockheed Martin CAP shall be converted into an annuity using the 1983 Group Annuity Mortality Table and shall be calculated as of the Participant’s termination of employment, using the PBGC immediate interest rate for lump sums rate plus 1% and Participant’s age on the date of distribution. If the Participant received any prior distributions from the Lockheed Martin CAP, the Incentive Benefit shall be reduced by the annuity value of the prior distribution, using the Lockheed Martin CAP distribution amount, PBGC immediate interest rate for lump sums rate plus 1% and Participant’s age on the date of distribution. The Incentive Benefit is then reduced for the amount of the Participant’s normal retirement benefit from the ABRP, and then reduced by the Participant’s 2004 Grandfathered Benefit, to the extent permissible under Code section 409A.

C. No Duplication. Combined benefits under this Article IV, the Lockheed Martin CAP and the ABRP are intended to supplement the Participant’s actual benefit under the Qualified Pension Plan as necessary to provide the Participant with the full benefit the Participant would have received under the Qualified Pension Plan on a “mix and match” basis, without regard to the limitations of Code section 415 and Code section 401(a)(17), and with the special adjustments described above. To prevent duplication of benefits, the full benefit under the Qualified Pension Plan and the enhanced Incentive Benefit described above shall be calculated without reduction for Code section 415 and Code section 401(a)(17), then reduced by the benefit payable from the Qualified Pension Plan then reduced by the benefit payable from the Lockheed Martin CAP and ABRP, and then reduced by the Participant’s 2004 Grandfathered Benefit, to the extent permissible under Code section 409A. The remainder of the benefit shall be paid from this Plan. Participants have no right to duplicate benefits with respect to the same period of service, and the Committee may make such adjustments to the benefits under this Plan as the Committee deems necessary to prevent duplication of benefits.

The benefit payable under this Article IV shall be payable to the Participant or Beneficiary or any other person who would be entitled to receive benefits with respect to the Participant under the Designated Qualified Plan.

If the benefits that would be payable under the Designated Qualified Plan to any Participant are increased following the Participant’s retirement as a result of a general increase in the benefits payable to retired employees under that Plan, no such increase will be made under this Plan.

ARTICLE V

PAYMENT OF BENEFITS

1. Vesting. Except as provided in Article VI, and subject to the Company’s right to discontinue the Plan as provided in Article VII, a Participant shall have a non-forfeitable interest in benefits payable under this Plan to the same extent as benefits are vested under the applicable Qualified Pension Plan. As provided in Article VI, if a Participant acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

2. Form and Timing of Payment. Except as otherwise provided herein, a Participant may make an initial payment election between an annuity and a lump sum payment under the terms and conditions described in this Section 2. All elections under this Section 2 must be made in the form and manner prescribed by the Senior Vice President, Human Resources. No election made pursuant to this Section 2 may affect a payment due in the same calendar year in which the election is made or accelerate payment into the calendar year in which the election is made.

(a) Regular Form. Unless a Participant has elected a lump sum payment under Section 2(b) of this Article V, benefits under this Plan shall be paid in the form of an annuity. Participants who first become eligible for participation in the Plan after December 16, 2005 shall receive their benefits in the form of an annuity. Benefits paid in a form described in this Section 2(a) shall commence as soon as administratively practicable (but no more than 90 days) following the later of (i) the month in which the Participant terminates employment, or (ii) the month in which the Participant attains age fifty-five (55). Notwithstanding the foregoing sentence, benefits paid in a form described in this Section 2(a) to a Participant who is reasonably determined by the Company to be a “specified employee” within the meaning of Code section 409A(2)(B)(i), shall not commence before the later of (i) six (6) months following the month in which the Participant terminates employment, or (ii) the month in which the Participant attains age fifty-five (55). No interest shall be paid between the date of termination of employment or attainment of age fifty-five (55), as applicable, and the payment date.

i. Selection of Annuity Form. Prior to his termination of employment, a Participant may elect to receive benefits in any actuarially equivalent annuity form that is available under the applicable Qualified Pension Plan on the date of the Participant’s election that has been designated by the Senior Vice President, Human Resources as available for election under this Plan. If the Participant has not validly elected an annuity form before his termination of employment under this Section 2(a) or a lump sum payment as provided in Section 2(b) of Article V, (i) an unmarried Participant shall be deemed to have elected payment in the form of a monthly annuity for the life of the Participant with no further payments to anyone after his or her death, and (ii) a married Participant shall be deemed to have elected payment in the form of a reduced monthly annuity for the life of the Participant with, after the Participant’s death, a 50% survivor annuity for the life of the Participant’s spouse. Actuarial adjustments shall be based on the factors set forth in the Qualified Pension Plan.

(b) Lump Sum Option. This Section shall not apply to Participants who first become eligible for participation in the Plan after December 16, 2005. In lieu of the forms described in Section 2(a) of Article V, a Participant may make a one-time initial election to receive a full lump sum payment in an amount which is the Actuarial Equivalent of a monthly annuity for the life of the Participant with no further payments to anyone after his or her death, provided the election is filed with the Company in writing no later than December 31, 2008 (or such other date determined by the Senior Vice President, Human Resources and communicated to Participants) and the Participant’s employment has not terminated employment prior to filing the election. For all Participants who elect a lump sum under this Section 2(b), the lump sum payment shall be made six (6) months following the later of (i) the month in which the Participant terminates employment, or (ii) the month in which the Participant attains age fifty-five (55). No interest shall be paid between the date of termination of employment or attainment of age fifty-five (55), as applicable, and the payment date. All elections under this Section (b) must be made in the form and manner prescribed by the Company.

(c) Cash-out of Small Benefits. Notwithstanding the above, if the Value of the sum of the benefits payable to a Participant or Beneficiary under this Plan does not exceed $10,000, all such benefits will be paid in a single lump sum payment in full discharge of all liabilities with respect to such benefits. For purposes of this Section, Value shall be determined as of the Participant’s termination of employment or attainment of age fifty-five (55), as applicable, and shall mean the present value of a Participant’s or Beneficiary’s benefits, excluding the Grandfathered 2004 Benefit, based (i) for terminations prior to January 1, 2008 upon the applicable mortality table and applicable interest rate in Code section 417(e)(3)(ii), or for terminations on or after January 1, 2008, upon the applicable mortality table and applicable interest rate under Code section 417(e)(3), as amended by the Pension Protection Act of 2006, for the calendar month preceding the Plan Year in which the termination of employment or attainment of age fifty-five (55) occurs. Notwithstanding the foregoing sentence, benefits paid under this Section 2.c. to a Participant who is reasonably determined by the Company to be a “specified employee” within the meaning of Code section 409A(2)(B)(i), shall not commence before six (6) months following the later of (i) the month in which the Participant terminates employment, or (ii) the month in which the Participant attains age fifty-five (55). No interest shall be paid between the date of termination of employment or attainment of age fifty-five (55), as applicable, and the payment date.

(d) Payment Upon Death or Disability.

i.	Death. No other death benefits are provided under this Plan other than as specified in this Section 2.d.i.

A.	Pre-Retirement Survivor Benefit. In the event the Participant dies prior to terminating employment or attaining age fifty-five (55), a pre-retirement survivor benefit will be payable to the Participant’s surviving spouse (if any) (the “Pre-Retirement Survivor Benefit” and the “Surviving Spouse”) in the form elected by the Participant under the terms of the Plan. If the Participant’s benefit was payable in a lump sum, the lump sum shall be the Actuarial Equivalent of a monthly annuity payable for the life of the Surviving Spouse with no further payments to anyone after his or her death. The Pre-Retirement Survivor Benefit shall commence as soon as administratively practicable following the later of (i) the month in which the Participant dies, or (ii) the month in which the Participant would have attained age fifty-five (55). Notwithstanding the foregoing, with respect to all Participants who elected a lump sum under Section 2.b., a lump sum Pre-Retirement Survivor Benefit shall be paid to the Participant’s Surviving Spouse six (6) months following the later of (i) the month in which the Participant dies, or (ii) the month in which the Participant would have attained age fifty-five (55). No Pre-Retirement Survivor Benefit is payable to anyone other than the Participant’s Surviving Spouse.

B.	Death After Termination of Employment or Attainment of Age 55. If a Participant who is required to wait six (6) months for a lump sum payment (in accordance with Section 2 of Article V) dies after the Participant’s termination of employment or attainment of age fifty-five (55), as applicable, but before payment is made, the lump sum payment shall be made to the Participant’s Beneficiary.

ii.	Disability. Notwithstanding the provisions of this Article V, the benefit of a Disabled Participant who is eligible for a disability pension from the Lockheed Martin Retirement Income Plan or the Lockheed Martin Corporation Retirement Income Plan III shall be paid in the form elected by the Participant under the terms of the Plan as soon as administratively practicable following the date the Participant is reasonably determined by the Company to be Disabled. For the purposes of this Section 2.d.ii., the terms “Disabled” or “Disability” shall have the meaning set forth in the Lockheed Martin Retirement Income Plan or the Lockheed Martin Corporation Retirement Income Plan III, as applicable, to the extent consistent with the requirements of Code section 409A(a)(2(C).

(e) Prospective Change of Payment Elections. Participants may elect to change the form of payment of benefits or further delay the commencement of benefits as provided in this Section 2(e). All elections under this Section 2(e). must be made in the form and manner prescribed by the Company. This Section 2(e). does not apply to Surviving Spouses or Beneficiaries. Subject to the provisions of Code section 409A, other changes in the form of benefit, including changes between actuarially equivalent forms of benefit, if any, may be made only as determined by the Senior Vice President, Human Resources, of the Company in accordance with Code section 409A.

i.	Form of Payment. Form of Payment. A Participant who has validly elected (or deemed to have elected) payment as an annuity (as described in Section 2(a) of Article V) or has validly elected a lump sum payment (in accordance with Section 2(b) of Article V) may later elect to receive payment in any form (annuity or lump sum) designated by the Senior Vice President, Human Resources, of the Company, provided that such election is made in the form and manner determined by the Senior Vice President, Human Resources not less than twelve (12) months before the date the payment would have first commenced under the Participant’s prior election. In addition, the first payment under the new election must commence no earlier than sixty (60) months from the date when the payment would have first commenced under the Participant’s prior election.

ii.	Timing of Payment. Regardless of the form of payment, a Participant may elect to delay payment of his benefit provided such election is made in writing in the form and manner determined by the Senior Vice President, Human Resources, not less than twelve (12) months before the date the payment would have first commenced under the Participant’s prior election. In addition, the first payment under the new election must commence no earlier than sixty (60) months from when the payment would have first commenced under the Participant’s prior election. No interest shall be paid between the date of termination of employment or attainment of age fifty-five (55), as applicable, and the payment date.

This Section 2(e) does not apply to Surviving Spouses or Beneficiaries.

f. Notwithstanding the above, for periods prior to January 1, 2009, (or such later date as may be provided by the Internal Revenue Service in guidance of general applicability), the Senior Vice President, Human Resources may provide alternative rules for elections with respect to the commencement of payment and form of payment, provided that such rules conform to Code section 409A and Internal Revenue Service guidance issued thereunder.

g. If a Participant participates in more than one supplemental pension plan sponsored by the Corporation, the Participant must make a single election that shall apply to his or her benefits under all such plans with respect to the form of annuity (under Section 2(a). of this Article 5) and with respect to prospective changes of payment (under Section 2(e) of this Article 5).

h. No payment shall commence or be made under this Section 2 on account of a Participant’s termination of employment unless the termination of employment constitutes a “separation from service” under Code section 409A(a)(2)(a)(i).

3. Deductibility of Payments. Subject to the provisions of Code section 409A, in the event that the payment of benefits under Section 2 would prevent the Company from claiming an income tax deduction with respect to any portion of the benefits paid, the Committee shall have the right to modify the form and timing of distributions as necessary to maximize the Company’s tax deductions. In the exercise of its discretion to adopt a modified distribution schedule, the Committee shall undertake to have distributions made at such times and in such amounts as most closely approximate the payment method described in Section 2 consistent with the objective of maximum deductibility for the Company. The Committee shall have no authority to reduce a Participant’s accrued benefit under this Plan or to pay aggregate benefits less than the Participant’s accrued benefit in the event that all or a portion thereof would not be deductible by the Company.

4. Change of Law. Notwithstanding anything herein to the contrary, if the Committee determines in good faith, based on consultation with counsel and in accordance with the requirements of Code section 409A, that the federal income tax treatment or legal status of this Plan has or may be adversely affected by a change in the Code, Title I of the Employee Retirement Income Security Act of 1974, or other applicable law or by an administrative or judicial construction thereof, the Committee may direct that the benefits of affected Participants or of all Participants be distributed as soon as practicable after such determination is made, to the extent deemed necessary or advisable by the Committee to cure or mitigate the consequences, or possible consequences of, such change in law or interpretation thereof.

5. Acceleration upon Change in Control. Notwithstanding any other provision of the Plan, the accrued benefit of each Participant shall be one-hundred percent (100%) vested and be distributed in a single lump sum within fifteen (15) calendar days following a “Change in Control.”

For purposes of this Plan, a Change in Control shall include and be deemed to occur upon the following events:

(a)	A tender offer or exchange offer is consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors of the Company.

(b)

The Company is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

(c)	Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company.

(d)	At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the “Incumbent Directors” shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, “Incumbent Directors” shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

(e)	The stockholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company’s business and/or assets as an entirety to an entity that is not a Subsidiary.

Notwithstanding the foregoing, no distribution shall be made solely on account of a Change in Control and prior to the benefit commencement date specified in Section 2 of Article V unless the Change in Control is both an event qualifying for a distribution of deferred compensation under Section 409A(a)(2)(A)(v) of the Code and an event qualifying under this Section 5.

This Section 5 shall apply only to a Change in Control of Lockheed Martin Corporation and shall not cause immediate payout of benefits under this Plan in any transaction involving the Company’s sale, liquidation, merger, or other disposition of any subsidiary.

The Committee may cancel or modify this Section 5 at any time prior to a Change in Control. In the event of a Change in Control, this Section 5 shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five years, and any defined term used in Section 5 shall not, for purposes of Section 5, be subject to cancellation or modification during the five year period

6. Tax Withholding. To the extent required by law, the Company shall withhold from benefit payments hereunder any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required. No benefit payments shall be made to the Participant until the withholding obligation for taxes under Code sections 3101(a) and 3101(b) has been satisfied with respect to the Participant.

7. Retiree Medical Withholding. A Participant may direct the Company to withhold from the Participant’s benefit payments hereunder all or a portion of the amount that the Participant is required to pay for Company-provided retiree medical coverage.

8. Reemployment. The retirement benefit otherwise payable hereunder to any Participant who previously retired or otherwise had a Termination of Employment and is subsequently reemployed may not be suspended during the Participant’s period of reemployment except as permitted under Code section 409A.

9. Mistaken Payments. No Participant or Beneficiary shall have any right to any payment made (1) in error, (2) in contravention to the terms of the Plan, the Code, or ERISA, or (3) because the Committee or its delegates were not informed of any death. The Committee shall have full rights under the law and ERISA to recover any such mistaken payment, and the right to recover attorney’s fees and other costs incurred with respect to such recovery. Recovery shall be made from future Plan payments, or by any other available means.

ARTICLE VI

EXTENT OF PARTICIPANTS’ RIGHTS

1. Unfunded Status of Plan. This Plan constitutes a mere contractual promise by the Company to make payments in the future, and each Participant’s rights shall be those of a general, unsecured creditor of the Company. No Participant shall have any beneficial interest in any specific assets that the Company may hold or set aside in connection with this Plan. Notwithstanding the foregoing, to assist the Company in meeting its obligations under this Plan, the Company may set aside assets in a trust or trusts described in Revenue Procedure 92-64, 1992-2 C.B. 422, and the Company may direct that its obligations under this Plan be satisfied by payments out of such trust or trusts. The assets of any such trust will remain subject to the claims of the general creditors of the Company. It is the Company’s intention that the Plan be unfunded for Federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

2. Nonalienability of Benefits. A Participant’s rights under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein shall not be permitted or recognized, other than the designation of, or passage of payment rights to, a

Beneficiary or transfer of an interest in this Plan to a Participant’s spouse, former spouse, or child incident to divorce under a Qualified Domestic Relations Order (which shall be interpreted and administered in accordance with Code sections 414(p)(1)(B) and 409A), provided that the form of payment designated in such order is an annuity as provided in Section 2(a) of Article V.

3. Forfeiture. If, following the date on which a Participant shall retire under this Plan, a Participant shall engage in the operation or management of a business, whether as owner, stockholder, partner, officer, employee, consultant, or otherwise, which at such time is in competition with the Company or any of its subsidiaries, or shall disclose to unauthorized persons information relative to the business of the Company or any of its subsidiaries which the Participant shall have reason to believe is confidential, or otherwise act, or conduct oneself, in a manner which the Participant shall have reason to believe is contrary to the best interest of the Company, or shall be found by the Committee to have committed an act during the term of the Participant’s employment which would have justified the Participant being discharged for cause, the Participant’s retirement benefit under this Plan shall terminate. Application of this Section will be at the discretion of the Committee.

ARTICLE VII

AMENDMENT OR TERMINATION

1. Amendment. The Board or its authorized delegate may amend, modify, suspend or discontinue this Plan at any time subject to any shareholder approval that may be required under applicable law, provided, however, that no such amendment shall have the effect of reducing a Participant’s accrued benefit or postponing the time when a Participant is entitled to receive a distribution of his accrued benefit unless each affected Participant consents to such change.

2. Termination. The Board reserves the right to terminate this Plan at any time and at such times that the Board reasonably determines in its discretion is appropriate and conforms to the requirements of Code section 409A, to pay all Participants their accrued benefits in a lump sum or to make other provisions for the payment of benefits (e.g. purchase of annuities) immediately following such termination or at such time thereafter as the Board may determine.

3. Transfer of Liability. The Board reserves the right to transfer to another entity all of the obligations of Company with respect to a Participant under this Plan if such entity agrees pursuant to a binding written agreement with the Company or its subsidiaries to assume all of the obligations of the Company under this Plan with respect to such Participant.

4. Merger. The Board reserves the right to merge all or part of this Plan with or into another plan, provided (1) such other plan preserves all of the obligations of the Company under this Plan with respect to such Participant and (2) each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger (if the Plan had then terminated).

ARTICLE VIII

ADMINISTRATION

1. The Committee. This Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board. The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. The Committee and its delegates (including the Claims Administrator) shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final, conclusive and binding on all parties, including but not limited to the Company and any Participant or Beneficiary, except as otherwise provided by law. Notwithstanding anything contained in the Plan or in any document issued under the Plan, it is intended that the Plan will at all times conform to the requirements of Code section 409A and any regulations or other guidance issued thereunder, and that the provisions of the Plan will be interpreted to meet such requirements. If any provision of the Plan is determined not to conform to such requirements, the Plan shall be interpreted to omit such offending provision.

2. Delegation and Reliance. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. In making any determination or in taking or not taking any action under this Plan, the Committee or its delegate may obtain and rely upon the advice of experts, including professional advisors to the Company. Except as otherwise provided in Section 6, the Committee delegates the authority to adjudicate claims to the Pension Plans Administration Committee. No member of the Committee or officer of the Company who is a Participant hereunder may participate in any decision specifically relating to his or her individual rights or benefits under the Plan.

3. Exculpation and Indemnity. Neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application thereof, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of the Plan or any Participant’s rights under the Plan to achieve intended tax consequences, or to comply with any other law, compliance with which is not required on the part of the Company.

4. Facility of Payment. If a minor, person declared incompetent, or person incapable of handling the disposition of his or her property is entitled to receive a benefit, make an application, or make an election hereunder, the Committee or the Claims Administrator may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Company and the Committee (or Claims Administrator) from all liability with respect thereto.

5. Proof of Claims. The Committee or Claims Administrator may require proof of the death, disability, incompetency, minority, or incapacity of any Participant or Beneficiary and of the right of a person to receive any benefit or make any application or election.

6. Claim Procedures. The procedures when a claim under this Plan is wholly or partially denied by the Claims Administrator are as follows:

(a)	The Claims Administrator shall, within 90 days after receipt of a claim, furnish to claimant a written notice setting forth, in a manner calculated to be understood by claimant: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (4) an explanation of the steps to be taken if the claimant wishes to have the denial reviewed; and (5) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination on review. The 90 day period may be extended for not more than an additional 90 days if special circumstances make such an extension necessary. The Claims Administrator shall give the claimant, before the end of the initial 90 day period, a written notice of such extension, stating such special circumstances and the date by which the Claims Administrator expects to render a decision.

(b)	By a written application filed with the Claims Administrator within 60 days after receipt by claimant of the written notice described in paragraph (a), the claimant or his duly authorized representative may request review of the denial of his claim.

(c)	In connection with such review, the claimant or his duly authorized representative may submit issues, comments, documents, records and other information relating to the claim for benefits to the Claims Administrator. In addition, the claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records, or other information “relevant” to claimant’s claim for benefits. A document, record, or other information is “relevant” if it: (1) was relied upon in making the benefit determination; (2) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or information was relied upon in making the benefit determination; or (3) demonstrates compliance with administrative processes and safeguards required under Federal law.

(d)	The Plan will provide an impartial review that takes into account all comments, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Claims Administrator shall make a decision and furnish such decision in writing to the claimant within 60 days after receipt by the Claims Administrator of the request for review. This period may be extended to not more than 120 days after such receipt if special circumstances make such an extension necessary. The claimant will be notified in writing prior to the expiration of the original 60 day period if such an extension is required, and such notice will include the reason for the extension and the date by which it is expected that a decision will be reached. The decision on review shall be in writing, set forth in a manner calculated to be understood by the claimant and shall include: (1) the specific reasons for the decision; (2) specific reference to the pertinent Plan provisions on which the decision is based; (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information “relevant” to the claimant’s claim for benefits; (4) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (5) a statement describing any voluntary appeal procedures and the claimant’s right to obtain information about such procedures, if any; and (6) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review. If in the event that the reviewing committee must make a determination of disability in order to decide a claim, the reviewing committee shall follow the special claims procedures for disability benefits described in Department of Labor Regulation section 2560.503-1(d). The reviewing committee shall render a decision within a reasonable time (not to exceed 90 days) after the claimant’s request for review, rather than within 120 days as set forth in the above paragraph.

(e)	The Claims Administrator shall be the Lockheed Martin Corporation Pension Plan Committee. Notwithstanding the foregoing, with respect to claims and appeals brought by elected officers of the Company, the Claims Administrator shall be the Committee.

ARTICLE IX

GENERAL AND MISCELLANEOUS PROVISIONS

1. This Plan shall not in any way obligate the Company to continue the employment of a Participant with the Company, nor does this Plan limit the right of the Company at any time and for any reason to terminate the Participant’s employment. In no event shall this Plan constitute an employment contract of any nature whatsoever between the Company and a Participant. In no event shall this Plan by its terms or implications in any way limit the right of the Company to change an Eligible Employee’s compensation or other benefits.

2. Any benefits accrued under this Plan shall not be treated as compensation for purposes of calculating the amount of a Participant’s benefits or contributions under any pension, retirement, or other plan maintained by the Company, except as provided in such other plan.

3. Any written notice to the Company referred to herein shall be made by mailing or delivering such notice to the Company at 6801 Rockledge Drive, Bethesda, Maryland 20817, to the attention of Pension Plan Services, Human Resource Services. Any written notice to a Participant shall be made by delivery to the Participant in person, through electronic transmission, or by mailing such notice to the Participant at his or her place of residence or business address.

4. In the event it should become impossible for the Company or the Committee to perform any act required by this Plan, the Company or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and the purpose of this Plan.

5. Each Eligible Employee shall be deemed conclusively to have accepted and consented to all the terms of this Plan and all actions or decisions made by the Company, the Board, or Committee with regard to the Plan.

6. The provisions of this Plan shall be binding upon and inure to the benefit of the Company, its successors, and its assigns, and to the Participants and their heirs, executors, administrators, and legal representatives.

7. A copy of this Plan shall be available for inspection by Participants or other persons entitled to benefits under the Plan at reasonable times at the offices of the Company.

8. The validity of this Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland, except as to matters of Federal law. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9. This Plan and its operation, including the payment of cash hereunder, is subject to compliance with all applicable Federal and state laws, rules and regulations and such other approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

ARTICLE X

EFFECTIVE DATE

This Plan, including any amendment and restatement of the prior plans, is generally effective December 31, 2008.

WITNESS	LOCKHEED MARTIN CORPORATION

/s/ Robin H. Villanueva	/s/ Kenneth J. Disken
Name: Robin H. Villanueva	By:	Kenneth J. Disken
Senior Vice President, Human Resources

Date: 12-18-2008	Date: 12-18-2008

APPENDIX A TO JANUARY 1, 2005 RESTATEMENT

This Appendix A shall apply to the portion of a Participant’s benefit that accrued and vested on or before December 31, 2004. This Appendix A shall not apply to the portion of a Participant’s benefit that accrues or becomes vested on or after January 1, 2005.

ARTICLE I

PURPOSES OF THE PLAN

The purposes of the Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Martin Corporation (the “Plan”) are:

(a)	to provide an additional retirement benefit for certain employees whose regular retirement benefits have been limited as a result of employment service at a Lockheed Martin company that does not have a Qualified Pension Plan; and

(b)	to provide the above employees with those benefits that cannot be paid from the tax-qualified plans of Lockheed Martin Corporation and its subsidiaries because of the limitations on contributions and benefits contained in Internal Revenue Code sections 415 and 401(a)(17).

The following plans and predecessor plans are amended, restated and merged to form this Plan, effective July 1, 2004:

3.	Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Martin Corporation (formerly known as the Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Corporation)

4.	Incentive Retirement Benefit Plan for Certain Executives of Lockheed Martin Corporation (formerly known as the Incentive Retirement Benefit Plan for Certain Executives of Lockheed Corporation)

ARTICLE II

DEFINITIONS

Unless the context indicates otherwise or the term is defined below, all terms shall be defined in accordance with the Lockheed Martin Corporation Salaried Retirement Program:

1.

ACTUARIAL EQUIVALENT — The Actuarial Equivalent shall mean a benefit which has the equivalent value computed using the interest rate which would be used by the Pension Benefit Guaranty Corporation to determine the present value of an immediate lump sum distribution on termination of a pension plan, as in effect on first day of the month of termination of employment plus one percent (1%), and the 1983 Group Annuity Mortality Table with sex distinction.

2.	BENEFICIARY — The person or persons designated by the Participant as his or her beneficiary under the applicable Qualified Pension Plan (or, if the Participant has never been covered under a Qualified Pension Plan, the person or persons designated by the Participant as his or her beneficiary under this Plan on such form as required by the Committee). If no beneficiary is designated under the Qualified Pension Plan or under this Plan, or if no designated beneficiary survives the Participant, the Participant’s estate shall be the beneficiary.

3.	BOARD — The Board of Directors of Lockheed Martin Corporation.

4.	CODE — The Internal Revenue Code of 1986, as amended.

5.	COMMITTEE — The committee described in Section 1 of Article VIII.

6.	COMPANY — Lockheed Martin Corporation and its subsidiaries.

7.	ELIGIBLE EMPLOYEE — An employee of the Company who meets the eligibility criteria in Section 1 of Article III or Section 1 of Article IV, and who satisfies such additional requirements for participation in this Plan as the Committee may from time to time establish. The Lockheed Martin Pension Plans Administrative Committee (the “Pension Committee”) shall interpret the participation requirements established by the Committee for all Participants except elected officers subject to Section 16(b) of the Securities and Exchange Act of 1934. Determinations of participation requirements for elected officers shall be made by the Committee

8.	PARTICIPANT — An Eligible Employee who meets the requirements for participation contained in Article III or Article IV; the term shall include a former employee and survivors/beneficiaries whose benefit has not been fully distributed. A Participant shall cease to be an active Participant upon termination of employment, when he ceases to be an Eligible Employee, or when he ceases to meet the requirements for participation as amended from time to time.

9.	QUALIFIED PENSION PLAN — The Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees, the Lockheed Martin Corporation Retirement Income Plan and the Lockheed Martin Corporation Retirement Income Plan III, or any successor plans.

10.	PLAN — The Supplemental Retirement Benefit Plan for Certain Transferred Employees of Lockheed Martin Corporation, or any successor plan.

11.	YEAR — The calendar year.

ARTICLE III

TRANSFER BENEFITS

1. Eligibility. Benefits pursuant to this Article III are available to employees of the Company who:

(a)	are Members of the Qualified Pension Plan, and

(b)	are transferred to a Participating Company that does not have a Qualified Pension Plan, and

(c)	are identified by such Participating Company as a key employee at the time of such transfer, and

(d)	are designated in writing by the Committee as a Participant in this Plan.

A “Participating Company” is a business unit designated in writing by the Committee as a unit participating in this Plan. A list of Participating Units is set forth in Schedule 1.

2. Amount of Benefit. The benefit that each Participant shall be entitled to receive is the difference between the Participant’s actual benefit under the Qualified Pension Plan and the benefits that would have been payable under that Plan, subject to the offset below, if:

(a)	the Qualified Pension Plan had determined pensionable earnings on a “mix and match” basis, as defined below;

(b)	the Participant’s period of employment service as a Participant at a Participating Company at which no Credited Service is earned was deemed to be years of Credited Service under the Qualified Pension Plan; and

(c)	the Participant’s benefit under the Qualified Pension Plan had not been limited by Code section 415 and/or Code section 401(a)(17).

If a Participant’s compensation under the Management Incentive Compensation Plan (“MICP”) is included in pensionable earnings under the Qualified Pension Plan, the Participant’s total pensionable earnings shall be determined on a “mix and match” basis. The Participant’s annual compensation earned under the MICP shall be calculated separately from other annual pensionable earnings. The average of the three (3) highest years of MICP compensation during the last 10 years shall be added to the average of the three (3) highest years of other pensionable earnings during the last 10 years to arrive at total final average pensionable earnings for the applicable period under the Qualified Pension Plan.

The above benefit (the “Transfer Benefit”) shall be offset by the benefits payable on behalf of the Participant under the Lockheed Martin Corporation Capital Accumulation Plan (the “Lockheed Martin CAP”) and under the Lockheed Martin Account Balance Retirement Plan (“ABRP”). In calculating the offset, the Participant’s total account balance from the Lockheed Martin CAP shall be converted into an annuity using the 1983 Group Annuity Mortality Table for males and the PBGC interest rate. The benefits payable under the Lockheed Martin CAP shall be calculated as of the Participant’s termination of employment, using the Actuarial Equivalent. If the Participant received any prior distributions from the Lockheed Martin CAP, the Transfer Benefit shall be reduced by the annuity value of the prior distribution, using the Lockheed Martin CAP distribution amount, the PBGC interest rate plus 1% and Participant’s age on the date of distribution. The Transfer Benefit is then reduced for the amount of the normal retirement benefit from the ABRP.

Combined benefits under this Article III, the Lockheed Martin CAP and the ABRP are intended to supplement the Participant’s actual benefit under the Qualified Pension Plan as necessary to provide the Participant with the full benefit the Participant would have received under the Qualified Pension Plan on a “mix and match” basis, without regard to the limitations of Code section 415 and Code section 401(a)(17), and with the special adjustments described above. To prevent duplication of benefits, the full benefit under the Qualified Pension Plan and the enhanced Transfer Benefit described above shall be calculated without reduction for Code section 415 and Code section 401(a)(17), then reduced by the benefit payable from the Qualified Pension Plan, and then reduced by the benefit payable from the Lockheed Martin CAP and ABRP. The remainder of the benefit shall be paid from this Plan. Participants have no right to duplicate benefits with respect to the same period of service, and the Committee may make such adjustments to the benefits under this Plan as the Committee deems necessary to prevent duplication of benefits.

The benefit payable under this Article III shall be payable to the Participant or Beneficiary or any other person who is receiving or entitled to receive benefits with respect to the Participant under the Qualified Pension Plan.

If the benefits payable under the Qualified Pension Plan to any Participant are increased following the Participant’s retirement as a result of a general increase in the benefits payable to retired employees under that Plan, no such increase will be made under this Plan unless the Committee expressly so provides in writing.

ARTICLE IV

INCENTIVE BENEFITS

1. Eligibility. Benefits pursuant to this Article IV are available to the employees described below. However, an employee who terminated employment with Lockheed Corporation prior to January 1, 1984, when eligible for a deferred retirement benefit under Section 5.03 of the Lockheed Retirement Plan for Certain Salaried Employees is not eligible to receive a benefit under this Article IV.

An employee or former employee of Lockheed Martin Corporation and its subsidiaries who:

(a)	is employed by a Lockheed Martin business unit that is not covered by a Qualified Pension Plan, and

(b)	is identified by such business unit as a key employee, and

(c)	at the time of eligibility for benefits is, or for any year during his or her last ten (10) years of service with Lockheed Martin Corporation was, a participant in the Lockheed Martin Corporation Management Incentive Compensation Plan (including the Deferred Management Incentive Compensation Plan of Lockheed Martin Corporation), or any incentive compensation plan of any subsidiary or affiliated corporation of Lockheed Martin Corporation which the Committee determines is a corresponding incentive plan; and

(d)	who has been specifically designated in writing by the Committee as a Participant; and

(e)	who is not eligible for a benefit under Article III of this Plan.

2. Amount of Benefit.

A. Normal or Disability Retirement. The benefit payable under this Article IV to a Participant at normal retirement age is the difference between the Participant’s actual benefit under the Lockheed Martin Retirement Plan for Certain Salaried Employees (or such other Qualified Pension Plan as designated by the Committee ( the “Designated Qualified Plan”) and the benefits that would have been payable under that Plan, subject to the offset below, if:

(a)	the Designated Qualified Plan had determined pensionable earnings on a “mix and match” basis, as defined below;

(b)	the Participant’s period of employment service as a Participant with the Company at which no Credited Service is earned because the Participant was not in a covered group or because of a limitation on Credited Service under the Qualified Pension Plan was deemed to be years of Credited Service under the Designated Qualified Pension Plan; and

(c)	the Participant’s benefit under the Designated Qualified Plan had not been limited by Code section 415 and/or Code section 401(a)(17).

If a Participant’s compensation under the Management Incentive Compensation Plan (“MICP”) is included in pensionable earnings under the Qualified Pension Plan, the Participant’s total pensionable earnings shall be determined on a “mix and match” basis. The Participant’s annual compensation earned under the MICP shall be calculated separately from other annual pensionable earnings. The average of the highest years of MICP compensation shall be added to the average of the highest years of other pensionable earnings to arrive at total final average pensionable earnings for the applicable period under the Qualified Pension Plan.

The above benefit (the “Incentive Benefit”) shall be offset by the benefits payable on behalf of the Participant under the Lockheed Martin Corporation Capital Accumulation Plan (the “Lockheed Martin CAP”) and under the Lockheed Martin Account Balance Retirement Plan (“ABRP”). In calculating the offset, the Participant’s total account balance from the Lockheed Martin CAP shall be converted into an annuity using the 1983 Group Annuity Mortality Table and the PBGC interest rate. The benefits payable under the Lockheed Martin CAP shall be calculated as of the Participant’s termination of employment, using the Actuarial Equivalent. If the Participant received any prior distributions from the Lockheed Martin CAP, the Incentive Benefit shall be reduced by the annuity value of the prior distribution, using the Lockheed Martin CAP distribution amount, PBGC immediate interest rate for lump sums rate plus 1% and Participant’s age on the date of distribution. The Incentive Benefit is then reduced for the amount of the Participant’s normal retirement benefit from the ABRP.

B. Early Retirement. The benefit payable under this Article IV to a Participant who satisfies the Designated Qualified Plan rules for early retirement eligibility as set forth in Article IV of the Qualified Pension Plan or for a deferred monthly retirement benefit in accordance with the rules set forth in Article VIII of the Qualified Pension Plan, whether or not such Participant is a member of the Qualified Pension Plan, shall be calculated in accordance with the provisions of Article V of the Qualified Pension Plan, for early retirement, or Article VIII of the Qualified Pension Plan, for deferred retirement, as applied to the benefit amount calculated in accordance with Paragraph A, above.

C. Pre-Retirement Surviving Spouse Benefit. If a Pre-retirement Surviving Spouse Benefit would have applied had the Participant been eligible to participate in the Designated Qualified Plan, such survivor benefit shall automatically apply to any benefit which he or she may be eligible under this Plan. The survivor benefit shall be adjusted and paid in the same manner as such pension payable under the Designated Qualified Plan would be adjusted and paid on account of such survivor benefit.

Combined benefits under this Article IV, the Lockheed Martin CAP and the ABRP are intended to supplement the Participant’s actual benefit under the Qualified Pension Plan as necessary to provide the Participant with the full benefit the Participant would have received under the Qualified Pension Plan on a “mix and match” basis, without regard to the limitations of Code section 415 and Code section 401(a)(17), and with the special adjustments described above. To prevent duplication of benefits, the full benefit under the Qualified Pension Plan and the enhanced Incentive Benefit described above shall be calculated without reduction for Code section 415 and Code section 401(a)(17), then reduced by the benefit payable from the Qualified Pension Plan, and then reduced by the benefit payable from the Lockheed Martin CAP and ABRP. The remainder of the benefit shall be paid from this Plan. Participants have no right to duplicate benefits with respect to the same period of service, and the Committee may make such adjustments to the benefits under this Plan as the Committee deems necessary to prevent duplication of benefits.

The benefit payable under this Article IV shall be payable to the Participant or Beneficiary or any other person who would be entitled to receive benefits with respect to the Participant under the Designated Qualified Plan.

If the benefits that would be payable under the Designated Qualified Plan to any Participant are increased following the Participant’s retirement as a result of a general increase in the benefits payable to retired employees under that Plan, no such increase will be made under this Plan unless the Committee expressly so provides in writing.

ARTICLE V

PAYMENT OF BENEFITS

1. Vesting. Except as provided in Article VI, and subject to the Company’s right to discontinue the Plan as provided in Article VII, a Participant shall have a non-forfeitable interest in benefits payable under this Plan to the same extent as benefits are vested under the applicable Qualified Pension Plan. As provided in Article VI, if a Participant acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

2. Form of Payment. Benefits shall be paid in the same form at the same times and for the same period as benefits are paid with respect to the Participant under the applicable Qualified Pension Plan, except as provided in the following paragraphs. Actuarial adjustments shall be based on the factors set forth in the Qualified Pension Plan, except as provided in the following paragraphs. If the benefits payable under this Plan correspond to Qualified Pension Plan benefits with multiple commencement dates, each portion of the benefits payable under this Plan shall be paid at the same time as the corresponding portion of the benefits is paid from the Qualified Pension Plan. If a Participant is not entitled to benefits under the Qualified Pension Plan, benefits shall be paid as if the Participant had been a member of the Lockheed Martin Retirement Plan for Certain Salaried Employees (or such other Qualified Retirement Plan as designated by the Committee) and had chosen from among the forms of payment available under such Plan. If an Employee’s benefits under the Qualified Pension Plan are suspended for any month in accordance with the re-employment provisions thereof, the Participant’s benefit for that month shall likewise be suspended under Articles III and IV of this Plan.

Lump Sum Option. A Participant may irrevocably elect to receive a full or partial single lump sum payment in an amount which is the actuarial equivalent of the benefit described above. The actuarial equivalent will be computed using the Actuarial Equivalent, and with no interest for the period between the date of termination of employment and the payment date. This election must be made within the time period for electing the form of benefit under the corresponding Qualified Pension Plan, by filing a written election in the form and manner prescribed by the Company. Payment will be made six (6) months following the date payments would otherwise begin pursuant to the above paragraph. If a Participant is not entitled to benefits under the Qualified Pension Plan, the Participant may make the election at any time after the Participant would have qualified for early retirement under the Qualified Pension Plan had the Participant been a member of such Plan. Payment will be made six (6) months following the date of such Participant’s election.

Pre-Retirement Survivor Benefit. In the event the Participant dies prior to the date his or her retirement has commenced under this Plan and the corresponding Qualified Pension Plan, the pre-retirement survivor benefit payable to the surviving spouse (if any) under this Plan (the “Pre-Retirement Survivor Benefit” and the “Surviving Spouse”) will be payable, at the election of the Surviving Spouse, in any of the following forms:

(a)	in the form of a monthly annuity payable to the Surviving Spouse for his lifetime, with no further payments to anyone after his death (which will be referred to as the “Regular Form”);

(b)	in the form of a lump sum payment which is the actuarial equivalent of the Regular Form ( the “100% Lump Sum”), but with actuarial equivalence determined as of the Election Date using the Actuarial Equivalent, and with no interest for the period between the Election Date (or, if later, the date the Participant would have attained age 55 had he survived) and the payment date; or

(c)	in the form of a combined lump sum and life annuity benefit of (x) and (y), where (x) equals a lump sum amount selected by the Surviving Spouse which is less than the 100% Lump Sum and (y) is a monthly single life annuity for the life of Surviving Spouse (with no further payments to anyone after his death) in an amount that can be provided with the difference between (x) and the 100% Lump Sum.

Any election to receive the benefit in the form of a lump sum as set forth in (b) above or a combined lump sum and annuity as set forth in (c) above must be made by the Surviving Spouse no later than 90 days after the date of the Participant’s death or, if later, the date the Participant would have attained age 55 had he survived (with the date such election is made by the Surviving Spouse referred to as the “Election Date”). In the event the Surviving Spouse makes an election for a lump sum or partial lump sum payment within this period, payment will not be made to the Surviving Spouse until six months after the Election Date (or, if later, six months after the date the benefit would otherwise be payable under this Plan).

Cash-out of Small Benefits. Notwithstanding the above, if the Value of the sum of the benefits payable to a Participant or Beneficiary under this Plan does not exceed the amount that may be distributed without consent under Section 411(a)(11) of the Code, all such benefits will be paid in a single lump sum payment in full discharge of all liabilities with respect to such benefits. For purposes of this Section, Value shall be determined as of the Participant’s termination of employment, and shall mean the present value of a Participant’s or Beneficiary’s benefits based upon the applicable mortality table and applicable interest rate in Code section 417(e)(3)(ii) for the calendar month preceding the Plan Year in which the termination of employment occurs.

3. Deductibility of Payments. In the event that the payment of benefits under Section 2 would prevent the Company from claiming an income tax deduction with respect to any portion of the benefits paid, the Committee shall have the right to modify the form and timing of distributions as necessary to maximize the Company’s tax deductions. In the exercise of its discretion to adopt a modified distribution schedule, the Committee shall undertake to have distributions made at such times and in such amounts as most closely approximate the payment method described in Section 2, consistent with the objective of maximum deductibility for the Company. The Committee shall have no authority to reduce a Participant’s accrued benefit under this Plan or to pay aggregate benefits less than the Participant’s accrued benefit in the event that all or a portion thereof would not be deductible by the Company.

4. Change of Law. Notwithstanding anything to the contrary herein, if the Committee determines in good faith, based on consultation with counsel, that the federal income tax treatment or legal status of this Plan has or may be adversely affected by a change in the Code, Title I of the Employee Retirement Income Security Act of 1974, or other applicable law or by an administrative or judicial construction thereof, the Committee may direct that the benefits of affected Participants or of all Participants be distributed as soon as practicable after such determination is made, to the extent deemed necessary or advisable by the Committee to cure or mitigate the consequences, or possible consequences of, such change in law or interpretation thereof.

5. Acceleration upon Change in Control.

Notwithstanding any other provision of the Plan, the accrued benefit of each Participant shall be distributed in a single lump sum within fifteen (15) calendar days following a “Change in Control.”

For purposes of this Plan, a Change in Control shall include and be deemed to occur upon the following events:

(a)	A tender offer or exchange offer is consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote in the election of directors of the Company.

(b)	The Company is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

(c)	Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company.

(d)	At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the “Incumbent Directors” shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, “Incumbent Directors” shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

(e)	The stockholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company’s business and/or assets as an entirety to an entity that is not a Subsidiary.

This Section 5 shall apply only to a Change in Control of Lockheed Martin Corporation and shall not cause immediate payout of benefits under this Plan in any transaction involving the Company’s sale, liquidation, merger, or other disposition of any subsidiary.

The Committee may cancel or modify this Section 5 at any time prior to a Change in Control. In the event of a Change in Control, this Section 5 shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five years, and any defined term used in Section 5 shall not, for purposes of Section 5, be subject to cancellation or modification during the five year period

6. Tax Withholding. To the extent required by law, the Company shall withhold from benefit payments hereunder any Federal, state, or local income or payroll taxes required to be withheld and shall furnish the recipient and the applicable government agency or agencies with such reports, statements, or information as may be legally required. No benefit payments shall be made to the Participant until the withholding obligation for taxes under Code sections 3101(a) and 3101(b) has been satisfied with respect to the Participant.

7. Retiree Medical Withholding. A Participant may direct the Company to withhold from the Participant’s benefit payments hereunder all or a portion of the amount that the Participant is required to pay for Company-provided retiree medical coverage.

8. Reemployment. The retirement benefit otherwise payable hereunder to any Participant who previously retired or otherwise had a Termination of Employment and is subsequently reemployed shall be treated in a manner consistent with the treatment of the benefit under the applicable Qualified Pension Plan or Designated Qualified Plan.

9. Mistaken Payments. No Participant or Beneficiary shall have any right to any payment made (1) in error, (2) in contravention to the terms of the Plan, the Code, or ERISA, or (3) because the Committee or its delegates were not informed of any death. The Committee shall have full rights under the law and ERISA to recover any such mistaken payment, and the right to recover attorney’s fees and other costs incurred with respect to such recovery. Recovery shall be made from future Plan payments, or by any other available means.

ARTICLE VI

EXTENT OF PARTICIPANTS’ RIGHTS

1. Unfunded Status of Plan. This Plan constitutes a mere contractual promise by the Company to make payments in the future, and each Participant’s rights shall be those of a general, unsecured creditor of the Company. No Participant shall have any beneficial interest in any specific assets that the Company may hold or set aside in connection with this Plan. Notwithstanding the foregoing, to assist the Company in meeting its obligations under this Plan, the Company may set aside assets in a trust or trusts described in Revenue Procedure 92-64, 1992-2 C.B. 422, and the Company may direct that its obligations under this Plan be satisfied by payments out of such trust or trusts. The assets of any such trust will remain subject to the claims of the general creditors of the Company. It is the Company’s intention that the Plan be unfunded for Federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974.

2. Nonalienability of Benefits. A Participant’s rights under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein shall not be permitted or recognized, other than the designation of, or passage of payment rights to, a Beneficiary or transfer of an interest in this Plan to a Participant’s former spouse incident to divorce under a Qualified Domestic Relations Order.

3. Forfeiture. If, following the date on which a Participant shall retire under this Plan, a Participant shall engage in the operation or management of a business, whether as owner, stockholder, partner, officer, employee, consultant, or otherwise, which at such time is in competition with the Company or any of its subsidiaries, or shall disclose to unauthorized persons information relative to the business of the Company or any of its subsidiaries which the Participant shall have reason to believe is confidential, or otherwise act, or conduct oneself, in a manner which the Participant shall have reason to believe is contrary to the best interest of the Company, or shall be found by the Committee to have committed an act during the term of the Participant’s employment which would have justified the Participant being discharged for cause, the Participant’s retirement benefit under this Plan shall terminate. Application of this Section will be at the discretion of the Committee.

ARTICLE VII

AMENDMENT OR TERMINATION

1. Amendment. The Board or its authorized delegate may amend, modify, suspend or discontinue this Plan at any time subject to any shareholder approval that may be required under applicable law, provided, however, that no such amendment shall have the effect of reducing a Participant’s accrued benefit or postponing the time when a Participant is entitled to receive a distribution of his accrued benefit unless each affected Participant consents to such change.

2. Termination. The Board reserves the right to terminate this Plan at any time and to pay all Participants their accrued benefits in a lump sum or to make other provisions for the payment of benefits (e.g. purchase of annuities) immediately following such termination or at such time thereafter as the Board may determine.

3. Transfer of Liability. The Board reserves the right to transfer to another entity all of the obligations of Company with respect to a Participant under this Plan if such entity agrees pursuant to a binding written agreement with the Company or its subsidiaries to assume all of the obligations of the Company under this Plan with respect to such Participant.

4. Merger. The Board reserves the right to merge all or part of this Plan with or into another plan, provided (1) such other plan preserves all of the obligations of the Company under this Plan with respect to such Participant and (2) each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger (if the Plan had then terminated).

ARTICLE VIII

ADMINISTRATION

1. The Committee. This Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board. The members of the Committee shall be designated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee. The Committee and its delegates (including the Claims Administrator) shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final, conclusive and binding on all parties, including but not limited to the Company and any Participant or Beneficiary, except as otherwise provided by law. Except as otherwise provided in Section 6, the Committee delegates the authority to adjudicate claims to the Pension Plans Administrative Committee.

2. Delegation and Reliance. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. In making any determination or in taking or not taking any action under this Plan, the Committee or its delegate may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Committee or officer of the Company who is a Participant hereunder may participate in any decision specifically relating to his or her individual rights or benefits under the Plan.

3. Exculpation and Indemnity. Neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application thereof, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of the Plan or any Participant’s rights under the Plan to achieve intended tax consequences, or to comply with any other law, compliance with which is not required on the part of the Company.

4. Facility of Payment. If a minor, person declared incompetent, or person incapable of handling the disposition of his or her property is entitled to receive a benefit, make an application, or make an election hereunder, the Committee or the Claims Administrator may direct that such benefits be paid to, or such application or election be made by, the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. Any payment made, application allowed, or election implemented in accordance with this Section shall completely discharge the Company and the Committee (or the Claims Administrator) from all liability with respect thereto.

5. Proof of Claims. The Committee and the Claims Administrator may require proof of the death, disability, incompetency, minority, or incapacity of any Participant or Beneficiary and of the right of a person to receive any benefit or make any application or election.

6. Claim Procedures. The procedures when a claim under this Plan is wholly or partially denied by Claims Administrator are as follows:

(a)	The Claims Administrator shall, within 90 days after receipt of a claim, furnish to claimant a written notice setting forth, in a manner calculated to be understood by claimant: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (4) an explanation of the steps to be taken if the claimant wishes to have the denial reviewed; and (5) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination on review. The 90 day period may be extended for not more than an additional 90 days if special circumstances make such an extension necessary. The Claims Administrator shall give the claimant, before the end of the initial 90 day period, a written notice of such extension, stating such special circumstances and the date by which the Claims Administrator expects to render a decision.

(b)	By a written application filed with the Claims Administrator within 60 days after receipt by claimant of the written notice described in paragraph (a), the claimant or his duly authorized representative may request review of the denial of his claim.

(c)	In connection with such review, the claimant or his duly authorized representative may submit issues, comments, documents, records and other information relating to the claim for benefits to the Claims Administrator. In addition, the claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records, or other information “relevant” to claimant’s claim for benefits. A document, record, or other information is “relevant” if it: (1) was relied upon in making the benefit determination; (2) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or information was relied upon in making the benefit determination; or (3) demonstrates compliance with administrative processes and safeguards required under federal law.

(d)	The Plan will provide an impartial review that takes into account all comments, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Claims Administrator shall make a decision and furnish such decision in writing to the claimant within 60 days after receipt by the Claims Administrator of the request for review. This period may be extended to not more than 120 days after such receipt if special circumstances make such an extension necessary. The claimant will be notified in writing prior to the expiration of the original 60 day period if such an extension is required, and such notice will include the reason for the extension and the date by which it is expected that a decision will be reached,

(e)	The decision on review shall be in writing, set forth in a manner calculated to be understood by the claimant and shall include: (1) the specific reasons for the decision; (2) specific reference to the pertinent Plan provisions on which the decision is based; (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information “relevant” to the claimant’s claim for benefits; (4) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (5) a statement describing any voluntary appeal procedures and the claimant’s right to obtain information about such procedures, if any; and (6) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

(f)	In the event that the Claims Administrator must make a determination of disability in order to decide a claim, the Claims Administrator shall follow the special claims procedures for disability benefits described in Department of Labor Regulation section 2560.503-1(d). The Claims Administrator shall render a decision within a reasonable time (not to exceed 90 days) after the claimant’s request for review, rather than within 120 days as set forth in the above paragraph.

(g)	For purposes of this Section 6, claimant shall include the duly authorized representative of claimant, if any.

(h)	The Claims Administrator shall be the Lockheed Martin Corporation Pension Plan Committee. Notwithstanding the foregoing, with respect to claims and appeals brought by elected officers of the Company, the Claims Administrator shall be the Committee.

ARTICLE IX

GENERAL AND MISCELLANEOUS PROVISIONS

1. This Plan shall not in any way obligate the Company to continue the employment of a Participant with the Company, nor does this Plan limit the right of the Company at any time and for any reason to terminate the Participant’s employment. In no event shall this Plan constitute an employment contract of any nature whatsoever between the Company and a Participant. In no event shall this Plan by its terms or implications in any way limit the right of the Company to change an Eligible Employee’s compensation or other benefits.

2. Any benefits accrued under this Plan shall not be treated as compensation for purposes of calculating the amount of a Participant’s benefits or contributions under any pension, retirement, or other plan maintained by the Company, except as provided in such other plan.

3. Any written notice to the Company referred to herein shall be made by mailing or delivering such notice to the Company at 6801 Rockledge Drive, Bethesda, Maryland 20817, to the attention of Pension Plan Operations, Human Resource Services. Any written notice to a Participant shall be made by delivery to the Participant in person, through electronic transmission, or by mailing such notice to the Participant at his or her place of residence or business address.

4. In the event it should become impossible for the Company or the Committee to perform any act required by this Plan, the Company or the Committee may perform such other act as it in good faith determines will most nearly carry out the intent and the purpose of this Plan.

5. Each Eligible Employee shall be deemed conclusively to have accepted and consented to all the terms of this Plan and all actions or decisions made by the Company, the Board, or Committee with regard to the Plan.

6. The provisions of this Plan shall be binding upon and inure to the benefit of the Company, its successors, and its assigns, and to the Participants and their heirs, executors, administrators, and legal representatives.

7. A copy of this Plan shall be available for inspection by Participants or other persons entitled to benefits under the Plan at reasonable times at the offices of the Company.

8. The validity of this Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland, except as to matters of Federal law. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9. This Plan and its operation, including the payment of cash hereunder, is subject to compliance with all applicable Federal and state laws, rules and regulations and such other approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.

ARTICLE X

EFFECTIVE DATE

This Plan, including any amendment and restatement of the prior plans, is generally effective July 1, 2004.